PRICING SUPPLEMENT NO. 107                                 Rule 424 (b)(3)
DATED: July 16, 1997                                      File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes         Book Entry Notes
$50,000,000                     [x]                         [x]

Original Issue Date:            Fixed Rate Notes            Certificated Notes
July 21, 1997                   [_]                         [_]

Maturity Date:
July 21, 1998

Option to Extend Maturity:                  No  [x]

                                            Yes [_]   Final Maturity Date:

                                                Optional            Optional
                           Redemption           Repayment           Repayment
Redeemable On              Price(s)             Date(s)             Price(s)
-------------              ----------           ---------           ---------

N/A                        N/A                  N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Quarterly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Quarterly


[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%
--------------------------------

*        10/21/97, 1/21/98 and 4/21/98.

**       10/21/97, 1/21/98, 4/21/98 and 7/21/98.

***      Three month LIBOR as of July 17, 1997, minus 5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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